SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ] Preliminary proxy statement.
[ ] Confidential, for use of the commission only (as permitted by Rule
    14a-6(e)(2)).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[X] Soliciting material under Rule 14a-12.

                         J.P. Morgan & Co. Incorporated
                (Name of Registrant as Specified in Its Charter)

                                      N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

     Except for historical information, all other information in this filing consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of J.P. Morgan's and Chase's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These uncertainties include: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of Chase and J.P. Morgan stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the revenue synergies and cost savings from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with clients, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and internationally. Additional factors that could cause Chase's and J.P. Morgan's results to differ materially from those described in the forward-looking statements can be found in the 1999 Annual Reports on Forms 10-K of Chase and J.P. Morgan, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov).

     The proposed transaction will be submitted to Chase's and J.P. Morgan's stockholders for their consideration. Such stockholders should read the joint proxy statement/prospectus regarding the proposed transaction that will be filed with the SEC and mailed to stockholders. The joint proxy statement/prospectus will contain important information that stockholders should consider. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Chase and J.P. Morgan, without charge, at the SEC's internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to The Chase Manhattan Corporation, 270 Park Avenue, New York, NY 10017, Attention: Office of the Corporate Secretary (212-270-6000), or to J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, NY 10260, Attention: Julie Wojcik (212-483-2323).

     Chase and J.P. Morgan and certain other persons named below may be deemed to be participants in the solicitation of proxies of Chase's and J.P. Morgan's stockholders to approve the transaction. The participants in this solicitation may include the directors and executive officers of Chase and the directors and executive officers of J.P. Morgan. A detailed list of the names and interests of Chase's directors and officers is contained in Chase's proxy statement for its 2000 annual meeting, and a detailed list of the names and interests of J.P. Morgan's directors and officers is contained in J.P. Morgan's proxy statement for its 2000 annual meeting.

     As of the date of this communication, none of the foregoing participants individually beneficially owns in excess of 5% of Chase's common stock, or 5% of J.P. Morgan's common stock. Except as disclosed above and in Chase's and J.P. Morgan's proxy statement for their respective 2000 annual meetings, to the knowledge of Chase and J.P. Morgan, none of the directors or executive officers of Chase and J.P. Morgan has any interest, direct or indirect, by security holdings or otherwise, in Chase or J.P. Morgan.

                                                                              1


                  J.P. MORGAN CHASE & CO. PRESS CONFERENCE






                               SEPTEMBER 13, 2000

                              THE EQUITABLE CENTER

                               787 SEVENTH AVENUE

                               NEW YORK, NEW YORK

















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                                                                               2


                              MR. WARNER:  Good morning

               everybody.  Thanks for coming.  I'm delighted to

               welcome you in person, on the phone, and on the

               web.

                              Needless to say, this is a

               momentous day.  It's a momentous day for Bill

               Harrison, it's a momentous day for me, it's a

               momentous day for two management teams who

               worked over the last three weeks to put together

               this very exciting transaction.  And in the end,

               today, this morning, at 6 o'clock, a great day

               for our two firms.

                              Together, we want to introduce

               you to the powerhouse created by a breakthrough

               transaction:  That powerhouse, J.P. Morgan Chase

               & Company.

                              This is a story about growth.

               And it's really just that simple.  Combined, we

               stand ready to accelerate far beyond what either

               of us could expect alone.  Or for that matter,

               with any other partner.

                              The combination has phenomenal






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               potential.

                              I'm going to tee up that theme in

               just a few remarks, the growth theme, and then

               Bill and Marc Shapiro are going to take you

               through the reasons why the transaction is

               strategically and financially compelling.  And

               also with us to answer specific questions that

               may come up, are members of the executive

               committee, Geoff Boisi, Don Layton, Tom Ketchum,

               Ramon de Oliviera, Walter Gubert and Jimmy Lee.

                              So why this combination?  And why

               now?  It really starts with acknowledging that

               Bill Harrison and I have been friends for

               approximately 25 years.  We've talked often over

               those years to see and understand each other's

               thinking evolve.  And we've seen our respective

               firms evolve at the same time.

                              So when he called me, about three

               weeks ago, it was pretty quickly apparent to

               both of us that we were speaking in the context,

               in a context that had changed materially from

               the context of even a few years ago.  And let me






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               just give you a sense of that, a couple of

               examples.

                              The Chase changes that were

               important to us, small targeted acquisitions

               like Hambrecht & Quist and Flemings, just make a

               huge difference to us when combined with what we

               have been doing in the equities business.

               That's a big change.  A big synergy, a big

               opportunity.

                              And for Bill and for Chase, the

               progress that J.P. Morgan has made in these past

               years in building our equities business and in

               asset management, make a huge difference to him.

               And the way both of our firms have changed how

               we think about and approach the credit business,

               that's evolving and coming together.  And the

               power of our combined risk management leadership

               platforms.  All of these kinds of things Bill

               and I talked about, and many others, and they

               contributed quickly to the stars being aligned

               at this moment in time.

                             As we dug deeper in our






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               conversations, we recognized the growing

               convergence of both firms' vision, what's out

               there two, three, five, ten years from now, in

               these wholesale financial markets.  Both of us

               were focusing our energies on the areas of

               greatest growth, that is, the global capital

               markets, strategic advice, asset management, and

               the enormity of the potential in private

               banking.

                              We each knew that the only way to

               deliver growth and returns was to combine top

               tier content and capabilities with a broad and

               diverse client base.  Said as simply as I can,

               we saw a great opportunity to capitalize on the

               complementary momentum of both firms.

                              Looking at the pro forma numbers,

               you've seen them, the immediate power of the

               combined franchise is I think obvious, 7-1/2

               billion in pro forma net income, 31 billion in

               pro forma revenues, 36 billion in equity

               capital.  Formidable beyond a doubt.  But if

               this deal were primarily about size, we wouldn't






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               be standing up here today.  Rather, this

               combination is first and foremost about

               accelerating growth.

                              And J.P. Morgan Chase & Company

               has everything it takes to unleash that growth,

               starting with a combined client base of

               unparalleled scope across widely diverse

               segments.  Those segments, just think about it,

               corporations from start-ups to the blue chip

               investment grade franchise.  Old economy and new

               economy companies, governments and financial

               institutions around the world, institutional

               investors, financial sponsors, professional

               traders and dealers, affluent individuals, and

               those with very substantial wealth.  And

               consumers.  Together we can deliver to those

               clients all of those segments, a comprehensive

               set of capabilities.

                              Our product leadership platforms,

               that's the two firms' combined execution and

               expertise, represent the highest quality content

               across the broadest spectrum of capabilities of






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               any wholesale financial firm.  The highest

               quality content across the broadest spectrum of

               capabilities of any wholesale financial firm.

                              That means a full range of

               advice, ranging from cross border M&A to complex

               risk management strategies to comprehensive

               wealth management.  That means the ability to

               raise capital in every major financing market

               from private equity to high yield debt to

               equities to syndicated debt to structured

               finance solutions.  That means superb trading

               and risk management capabilities ranging from

               huge flows of high volume instruments to highly

               tailored complex solutions to client risk

               problems.  That means asset management

               capabilities spanning all asset classes and

               geographies for a total of over $700 billion of

               assets under management.  And that includes a

               private bank with $245 billion in assets.  And

               above all, the combined firm, powered by

               intellectual capital, and delivered and executed

               by first rate technology.






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                              And, it's important, it's global.

               Not just important, it's necessary.  From one of

               the oldest and strongest European franchises,

               which will now account for 30 percent of the new

               firm's revenues, to the Flemings franchise in

               Asia and a strong presence of our combined firms

               in Japan and in Latin America and beyond.  In

               all, half of our combined revenues come from

               outside North America.

                              And finally, a pool of talent

               across this firm which is truly awesome.  Our

               people, not the three of us, not this executive

               committee, our people will be the real

               architects of growth.  And we have a common

               foundation of principles to build on.  That is,

               integrity, dedication to clients, pursuit of

               excellence in everything we do, and teamwork and

               partnership in getting it done.

                              Growth, client reach, leadership

               and capabilities, expertise and values.  Put it

               all together and J.P. Morgan Chase & Company

               create a spectacular opportunity for our






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               shareholders, for our clients, and for the

               people of both organizations.  Indeed, of our

               one organization.

                              With that, let me introduce and

               hand over to my friend and now partner, Bill

               Harrison.  Bill?

                              MR. HARRISON:  Thank you, Sandy.

                              Thanks Sandy.  Let me just say to

               you that you can't imagine how pleased I am to

               be here giving you this presentation versus the

               presentation I was going to give at 8 o'clock

               this morning at Merrill Lynch.  That was

               different.

                              I couldn't agree more with what

               Sandy said, and I couldn't be -- our teams

               couldn't be more excited about what this

               combination can produce for our shareholders.  I

               think it's unique.  We want to share this

               morning our thinking with you on that in more

               detail, because I think if you understand it,

               you'll understand our excitement.

                              As many of you have heard me say






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               over the years, we've had a vision, particularly

               on the wholesale investment banking side, that

               basically says we believe in consolidation, we

               believe that, I believe very much that there

               will be perhaps a less than handful of end game

               winners in this space.  We are an end game

               winner with this platform.  We do not have to do

               another major acquisition.

                              And if there is one thing that,

               among many, that I'm excited about, is I won't

               have to answer that question 18 times a day

               about when are you going to do a big deal.  This

               is it.  This is it.  And we will look

               opportunistically at things and small

               acquisitions, but we think this is it as a major

               acquisition.

                              This is a global financial

               powerhouse, with scale and leadership positions

               in a broad array of product and client sense,

               and leadership positions, leadership position

               and capital.  All surrounded by what I think is

               a very, very talented group of professionals at






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               all levels.  And I've gotten even more excited

               about that as we've gone through all the

               negotiations and due diligence, which I will

               talk about more in a minute, to give you a feel

               for that.

                              I've also said repeatedly in

               this, on this question about what is Chase going

               to do next, that we like mergers, they've been

               very kind to our shareholders, they have created

               growth.  Our three key criteria when we look at

               a combination is is it good for the shareholder,

               is it the right strategic fit.  And quite often

               those are easy to get to.  The hard one is the

               willingness to want to do a deal on both sides,

               which tends to relate to the social issues and

               the cultural fit.

                              And we've always said when those

               three things are aligned, we are very receptive

               to doing a merger.  As Sandy said, those three

               things were aligned certainly for us, and I

               think for him.  And it's created something that

               I think is going to be very, very special.






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                              In terms of the financial

               benefit, this is a situation I am convinced

               where one plus one will significantly accede

               two.  And we've had, again, a lot of experience

               in our mergers on that story.

                              I want to first focus on, and

               primarily focus my remarks on the integration

               execution risk here, because -- and then I'm

               going to turn it over to Marc to talk more about

               strategy, then we will open it up to Q and A to

               the three of us.

                              But if you understand the

               components of this deal as a business fit

               matter, there is no doubt that on paper this

               deal is a home run.  And I think you'll feel

               more and more comfortable the more you

               understand that.  So to us, this will come down

               to our ability to execute and integrate the

               great businesses on both sides.

                              And let me just talk about that.

               Slide, please.

                              In terms of integration and the






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               cultural fit issue, I have been part of all of

               the old Chase's mergers, starting first in 1987

               with TCB, that's where I got to know Marc

               Shapiro very well.  So I'm very experienced at

               it.  It's an art, it's not a science, for sure.

               But we think we are pretty good artists at it,

               because we have been through enough of them.

               And I can tell you that we would not do a merger

               with someone if we didn't have a high level of

               confidence that the cultural fit and the social

               issues here created a very positive environment

               to pursue this enterprise.

                             The other thing that's

               interesting, interesting, I think, comment

               that's very relevant to the growth notion that

               we keep talking about, is if you go back to all

               of our mergers, on the wholesale side, the

               marketplace was very skeptical on whether or not

               you can get revenue growth out of it.  They

               understood the expense side of it, but can you

               get revenue growth out of it.  You know the

               story, in each one substantial revenue growth






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               created on the wholesale side.

                              And I can tell you, having gone

               through the due diligence we have in detail over

               the last couple of weeks, I would feel much more

               comfortable that the revenue opportunity here on

               the upside, when you put these two together, is

               much greater, should be much greater, than it

               was in our prior mergers.

                              Let me just give you a little

               example in terms of the flavor of a merger

               integration, and how we approached this one is

               very similar to how we approached our others.

               And it started with a meeting that Sandy and I

               had that he described, we were five minutes into

               the conversation and Sandy and I both agreed

               that if we could convince ourselves that this

               was good for the shareholder, we could get very

               excited about this transaction.

                              And we set out to get some of our

               key people involved, which we did.  It didn't

               take us long to get even more excited about this

               combination.  And through a process that really






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               accelerated over the last couple of weeks, where

               we kept bringing in more and more of our key

               people, we kept getting more excited about the

               fit, both from a business perspective, the lack

               of overlap in terms of where you might lose

               revenue.  And most importantly, I personally got

               comfortable, and I think Sandy did as well, with

               the people fit.  I think the people fit here is

               going to be very, very good.

                              And we say that because we have

               spent the last week and a half, two weeks with

               the senior people on both sides, hammering out

               what is the organization structure, how are we

               going to run the place, what are the key jobs,

               and who's going to be in them.  So that today on

               day one we can -- we have already decided, and

               the people know, basically the top 40 or 50 jobs

               in the company, not necessarily exactly the top

               40 or 50 jobs, but we have 40 or 50 of the key

               jobs established, it will be announced, they are

               known.

                              That does two things:  The most






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               important thing it does is enables you to go

               into day one with momentum and commitment of the

               new management team; that is hugely, hugely

               important.  That may sound really simplistic,

               but most mergers are not done that way, and I

               can tell you if you go into day one without

               that, you get on the defensive very quickly and

               it takes you six months to a year to recover.

               We are off to a great start here.

                              The second thing this does, it

               does give you a very good feel for what the

               other side is like, what the cultural fit is

               going to be.  And that's why I can stand up here

               today and feel very good that this cultural fit

               social issue, and our ability to integrate this,

               should be very good.  Again, it's an art, not a

               science, there is a risk in it, but I think we

               are good at it, and I think it's going to be a

               very good merger integration.  And I think we

               will once again be known after this deal is done

               of having integrated something very well,

               because it is a merger, it is a combination, and






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               that's the way it will be managed.

                              The other thing I would say is

               that this is also not as broad in a lot of ways

               as some of our prior mergers, our global

               services business is not really part of any

               merger integration.  Our retail business is not

               part of any merger integration.  You had huge

               system issues in all of those, it gets

               complicated, this is really wholesale asset

               management private banking.

                              We think we are off to a great

               start.  Next slide.  Execution is the key.  And

               this is a winning growth story.  And once you

               really understand that, I think you will get

               very comfortable that it is an execution issue.

               And hopefully you can get comfortable that we

               have the team on both sides to do that.

                               Next slide, please.

                              This opportunity is really the

               new competitive model in wholesale financial

               services.  And as I said earlier, we are quickly

               coming down to less than a handful of in game






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               winners in this wholesale investment banking

               space.  And we can provide clients now, with

               this combination, the complete range of

               capabilities anywhere in the world.  Anywhere in

               the world at a top tier level of execution.

                              And as other companies outside

               the financial services industry, our clients

               consolidate and get bigger, they want to use

               companies like us that can provide the full

               range of services, provided we are good at all

               of them.  And that's why we believe so much in

               leadership, it's not scale that matters, it's

               leadership quality in each of these respective

               disciplines.  This transaction delivers that in

               a very significant way.

                               Next slide, please.

                              Marc is going to come up and talk

               about the complementary nature of this

               transaction, and the strategic fit.  Sandy

               touched on it, I will touch on it as well.

                              As we got into this more and

               more, we got more and more excited about how






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               complementary these businesses are in terms of

               revenue.  And not only when you put two

               businesses together that you are not going to

               lose revenue, but the growth opportunity that

               you have, because of our client base, in

               particular.  I don't think anybody in the

               business can claim that they have a broader,

               deeper, richer client base than this new firm.

               That is hugely leverageable.

                              And let me have Marc take you

               through some of the components of that.  Marc?

                              MR. SHAPIRO:  Thank you, Bill.

               It's a great pleasure to be here on what I think

               is an exciting day for both companies.

                              When you look at the strategic

               fit of these two companies, it's been my

               experience that the way you make money in our

               business is to have a broad set of clients using

               a broad set of products across broad geography.

               That's what we are producing in this merger.  We

               are filling the needs that both of us have:

               Morgan for more clients, Chase for more






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               products.  When you put those two together is

               what creates value.

                              Let me elaborate on that a little

               bit by talking first about the clients.  Bill

               talked about the due diligence sessions and the

               discussions that we went through.  For me, I

               think the defining moment in those discussions

               is when we were reviewing some of the business

               that we had done, and we showed Walter Gubert a

               list of the top hundred transactions we had done

               in the last year and the fees generated by those

               transactions.  We started flipping through this

               book and he said, you know, we don't have any

               customers on this list.  And we went through the

               hundred, and I think there were about half a

               dozen that were customers in common.

                              And the power of that client

               base, complementary to the Morgan client base,

               driven through the platform that Morgan had

               built, is really the great opportunity of this

               merger.  Even where we have clients in common,

               and strengths in common, like financial






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               institutions, we often approach them from

               different angles.  Morgan has a great advisory

               business with financial institutions.  We have a

               great operating service business.  If you put

               the two of them together, we have $4 billion in

               revenue from financial institutions.  And we

               think the opportunities to cross sell are even

               greater.

                              When you look at geography, the

               story is compelling there too.  About half of

               our revenues in the wholesale banking operation

               will be outside the United States.  One thing we

               found about our friends from Morgan is that they

               think totally in global terms.  As much as we

               are a New York institution with international

               outposts, it's clear to me that they are a truly

               global firm that thinks first about the global

               possibilities.  The opportunity to put that

               together in a world where globalization is the

               key to growth, I think is very exciting.

                              Finally, if you look at product

               leadership, it's been our observation that the






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               key to generating a high return on equity is to

               have strong product leadership.

                              Am I going the right way or the

               wrong way?

                               -- is to have strong product

               leadership.  There are some products where we do

               very different things and have very different

               strength, operating services is an obvious

               example.  There are some products where we

               appear to have the same strength, as in FX

               business.  It turns out that when you examine

               those with a microscope, it's not really true.

               The great Morgan strength is in structured

               derivatives.  Out great strength has been in

               more plain vanilla derivatives and cash trading.

               You put that together, you get a clear product

               leadership position.

                             When you have a product

               leadership position, you have the ability to

               track the best people to that platform.  You

               make the most money, you can afford to pay the

               most money.  And it's a virtuous cycle, because






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               that reinforces your ability to attract the best

               people.  There is no doubt in my mind that high

               returns on equity are generated by leading

               product positions.  And that is what this merger

               gives us across a broad scale.

                              It's true in particular, if you

               examine the fact that we are in growth markets,

               these are all markets that are growing very

               rapidly, at double digit and higher rates.  And

               because of that, we've got the wind at our back

               in terms of revenue growth even if we don't gain

               market share, which we expect to gain.

                              And finally, we get to the

               inevitable lead tables, and I want to make a

               comment about this slide.  First of all, there

               is no question that we are the unparalleled

               leader in providing corporate debt around the

               world.  Unparalleled.  But I want to move to the

               other two, because that's where most the

               questions have been raised, and where it seemed

               to be the two yardsticks by which investment

               banking operations are judged.






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                              The first is M&A.  By lead table

               status I guess we are number 4.  What I tend to

               look at is revenues generated.  And if you look

               at the two companies combined, we are running at

               an annualized revenue rate from M&A transactions

               of about $1.8 billion a year.  By my measure

               that's third in the world, ahead of Merrill

               Lynch.  And we haven't begun to realize the

               benefit of putting our two client bases

               together.

                              The next big product is equities.

               And there what I've heard from people that I

               talked to this morning is okay, but you are not

               there.  And my answer to that is you really

               don't know.  You really can't just combine what

               we have done previously, because what you don't

               know is what the benefit of taking the massive

               Chase client base against the platform that J.P.

               Morgan has built.  The answer to that question

               really we will know in about a year or two.  And

               that will determine, I think, whether we are

               among the leaders.  My bet, strong bet, is that






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               we will be.

                              And of course in risk management,

               we already are the leader, hands down.  I think

               our two firms were the top two firms in this

               business.  We had different strengths.  Putting

               the two of them together I think absolutely

               makes the unparalleled leader in risk

               management.  We are the preferred counterparty

               for any institution in the world.

                              Let me just talk about three

               quick examples of where I see the potential of

               these complementary strengths coming together.

               The first one of these is wealth management.  We

               will be second largest active manager of money

               in the United States.  Behind Fidelity, but

               ahead of everybody else.  This is a remarkable

               position to be in in what is clearly perceived

               as a high growth market.  For us it will be very

               well balanced, both by asset class, by

               geography, and by type of investor.  We think

               that that balance is a key element in terms of

               generating growth and fueling the necessary






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               platforms that it take to support these

               businesses.  We are not precariously balanced on

               one particular geographic area or product class.

               This is a great money management firm, it will

               take a while to put it all together, but I

               believe it's going to be one of the great

               hallmarks of this company.

                              Secondly, equity derivatives.

               About three weeks ago we had a meeting at Chase

               on what it would take to get to a billion

               dollars in equity derivatives, because we

               thought that was an achievable target.  But we

               would have to spend about $400 million to get

               there.  Now we don't have to spend that money.

               Because Morgan has built a great platform, one

               that has had very sharp growth in the last three

               years.  And can you imagine the revenue

               potential that comes from putting a much larger

               client base against the platform that has been

               built in this product.

                              And finally, if you look at

               Europe, which is the acknowledged hot spot for






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               growth today, again, this was another investment

               that we were focused on how much it would cost

               to build up a presence in Europe.  Morgan has an

               indigenous presence in Europe that goes back a

               century.  And deals with the best clients in

               that region of the world.  If you add additional

               products capabilities, and add some additional

               capabilities in the high tech area, then I think

               you have a world class player in Europe today

               without having to spend much additional money.

               We will continue to build this platform, but the

               challenge for either one of us today is not half

               as great as it was a week ago.

                              That brings me to the question of

               whether this is financially beneficial.  The

               lawyers tell me I need to give you a disclaimer,

               which is more legalistically described in the

               back of your book.  What I would say is I

               interpret what they say to mean there is nothing

               that I'm going to tell you from this point

               forward that you can rely on in your own

               estimations of what's going to happen.  But I'm






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               going to give it my best shot anyway and you can

               form your own opinions.

                              The next slide I think you can

               rely on, because it states the facts of the

               merger, the exchange ratio, the tax free nature

               of it, and the dividend rate.  We do expect this

               merger to close in the first quarter of next

               year.

                              The second one I think is the

               math, that's the interesting part of this

               equation, and that is is it accretive to

               earnings per share.  We believe it will be.

                              My math on this is not terribly

               sophisticated, take the number of shares

               outstanding on a fully diluted basis times the

               exchange ratio, and we need to produce earnings

               on 688 million shares that will be at least

               equal to what Chase is earning on those shares

               today.  Which is estimated to be $4 a share this

               year.  That produces an earnings requirement of

               2.8 billion against an estimate for Morgan's

               earnings this year of 2.1 billion, and a gap of






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               700 million.  Against that gap we have

               conservative expected synergies of 1.2 billion.

                              Now, there are two points on that

               that I've heard in talking to people this

               morning.  The first is is Morgan at a very high

               level of profitability that you can't project

               into the future.  I don't see that.  I don't see

               a return on equity that is extraordinarily high,

               it's about 19 percent this year.  I don't see

               any unusual elements of trading or equity

               investing that lead me to believe that this is

               not a sustainable base from which to grow.

                              The second comment I've heard is

               well, when you get out to 2002, and you look at

               the earnings estimates that are out in that

               area, you still get dilution.  I say look, I

               have trouble estimating what our earnings are

               going to be in September, much less in 2002.

               The simple way to look at this is are we at

               reasonably sustainable levels of earnings today,

               and how are those earnings going to grow.  And

               it's my belief that the earnings growth pattern






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               that Morgan would have had on its own would be

               as high, at least as high, as what we would have

               had on our own, and together it's going to be

               higher for both of us.

                              As to whether we can get the

               synergies, I don't think there is any question

               about that, I think we have been very

               conservative in our assumptions.  We assume the

               revenue number of about a billion dollars, net

               of expenses, incremental expenses to service

               that revenue.  You get about $400 million to the

               pre-tax bottom line.

                              Let me give you some examples of

               how we quantify that.  We looked at the equity

               underwriting business, and we said all right,

               let's look at our -- we took about a thousand

               clients of ours, out of a corporate client base

               of about 5,000.  Said let's look at these

               thousand domestic clients.  And what was their

               annual fees that they paid in underwriting

               revenues over the last three years.  We said

               well, what's a reasonable market share that we






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               could expect to gain, which we thought would be

               about 20 percent.  When we did that, we produced

               a number of about $400 million a year in fresh

               underwriting revenues to this company.

                              I think we will do better than

               that because we have a larger client list than

               that.  And I think there will be other benefits

               that will drive it.  But in equity underwriting,

               in equity derivatives, in M&A, in asset

               management, I believe we will clearly get

               incremental revenue growth.

                              The other thing that's been asked

               to me about well, do you have revenue loss,

               you've got a lot of overlap, especially in fixed

               income and foreign exchange.  All I can tell you

               is in every merger we have done we have not had

               revenue loss.  It turns out we have

               complementary client base and complementary

               product strengths even within a defined area,

               and that produces revenue gains.  We haven't

               assumed any in this case in those two areas, but

               neither have we assumed that we would lose






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               revenue.

                              As to the savings, $1.5 billion

               in savings is about 12 percent of the relevant

               expense base of both companies, excluding for

               Chase's part the consumer business and the

               operating services business.  12 percent

               compares to the previous two mergers where the

               target that we had was 20 percent.  No question

               in my mind that we can reach 12 percent.

                              We feel we are in an environment

               where the technology is changing and where we

               need to shift some dollars, and therefore we

               wanted to be very conservative in these

               estimates.  There is no doubt in my mind that we

               can do it, and we can do over the next two

               years.

                              As to up front reserves, we

               estimated at around 2.8 billion.  Some of that

               will be taken as up front charge at closing.

               Some of it will, under current accounting rules,

               need to be expensed over the next few years as a

               nonoperating testimony.  But we have included






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               money in that to vigorously protect the people

               that we need to protect on the short term until

               we've got a clear stabilized situation and

               people can see the benefits to them of being

               with this platform.  We think the total

               synergies that we are looking at of $1.2 billion

               after tax are conservatively estimated.

                              When you put this company

               together then, if it can produce, we think the

               deal will be accretive to earnings per share,

               the question is what is the quality of the

               earnings per share that you are producing.  And

               what I would say is that first of all we've got

               a very well balanced company with a portfolio of

               good businesses.  We are combining investment

               banking, and including in that global markets.

               Because in the organization structure we are

               announcing today, it's a combined organization

               structure bringing together what previously for

               us was global markets and global investment

               banking.

                              But if you look across our






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               businesses, investment banking, wealth

               management, private equity, operating services

               and consumer, we have high returns in each of

               those businesses.  We have leadership positions

               in each of those businesses.  And we think we

               have a more attractive growth model going

               forward than we had before.

                              Most importantly, I think the

               question is how are you going to value these

               earnings per share.  And my argument would be

               that they should get a higher value than they

               are today.  Why?  First of all, I think the

               growth projectory is stronger.  I think one

               number I was looking at today is that Chase has

               about 37 percent of its revenue from net

               interest income.  For us net interest income

               grows at about 2 or 3 percent a year.  And we

               don't really want it to go a lot faster than

               that.  On a combined basis, we are down to about

               25 to 30 percent in terms of net interest

               income.  So we've lessened the dependence on a

               slow growth revenue stream and increased the






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               dependence on a higher growth revenue stream.

                              The second point I've already

               made, leadership drives higher returns.  No

               question about that, that we are going to be in

               more leadership positions and higher returns.

                              Third, we believe the key to risk

               management, and both firms have pretty good

               reputations for risk management, is in

               diversification.  The more diversification we

               can get, the better risk management we are going

               to have.  And we think that the benefit of

               bringing these companies together is a more

               stable earnings stream with less risk.

                              Fourth, we think there is

               enormous free cash flow generation.  And I would

               argue that the single determinant of stock

               market value is the ability to generate free

               cash flow.  We haven't talked about the balance

               sheet efficiencies that come from putting these

               two companies together.  Morgan estimates on its

               own that it has excess capital of several

               billion dollars.  We agree with that analysis.






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               We also know that by putting the two companies

               together, there will be many assets -- that we

               won't need as many assets as simply putting the

               two companies together, and that will create

               additional capital surpluses.  With an earnings

               stream that at some point should exceed $8

               billion.  And without the need to grow assets to

               support that revenue stream, we believe that we

               can generate an enormous amount of free capital

               in this company.

                              And finally, we think that this

               merger completes the platform for both of us.

               It answers the number one question for both of

               us.  For us, when are you going to have an

               equity platform.  For Morgan, when are you going

               to have more clients to drive through it.  And

               by eliminating the overhang in both stocks that

               are associated with solving that strategic

               puzzle, we think that alone has the opportunity

               to increase the valuation of the company.

                              Finally, what I would say is that

               I believe this is a winning growth strategy.






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               It's a new competitive model with one of the

               largest client bases in the world across a whole

               globe in terms of capabilities, and with great

               product leadership, great breadth of product

               leadership.  We think if you combine that

               competitive position with a strong commitment to

               financial discipline, risk, capital and expense

               discipline, then the result will be a strong

               increase in shareholder value.  We are all

               significant shareholders in this company, and we

               believe that the actions that we've taken today

               will improve our values and your values long

               run.

                              Thank you very much.  At this

               point turn it over to Bill to moderate the

               questions.

                              MR. HARRISON:  Thank you, Marc.

                              We would be happy to respond to

               any questions.

                              QUESTIONER:  Thanks, Bill.  I

               wanted to ask Marc to expand about how he looks

               at the balance sheet in terms of Morgan had been






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               a big user of credit derivatives, if you see

               ability to use that to reduce the economic

               capital you have in the business.

                              And you referred to fewer assets.

               Could you quantify that a bit more.

                              And then related to use of free

               cash flow, I was wondering why you were doing

               this deal as a pooling rather than as a

               purchase, so that by you doing a pooling you are

               tying up your ability to use the free cash flow.

                              MR. SHAPIRO:  We haven't

               quantified exactly the freed up assets.

                              With regard to the question of

               using derivatives to hedge credit risk, I think

               what you've had is a company that's a world

               class company in terms of originating credit

               risk, and a company that's a world class company

               in terms of hedging away that credit risk and

               not tying it up on the balance sheet.  We

               philosophically agree with both of those things

               as a strategic course.  And the ability to take

               greater use of hedging mechanisms, we think






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               gives us greater capacity to originate.  And yet

               eventually will result in a significant

               reduction of capital associated with holding

               those loans.

                              To your question of why we did it

               as a pooling, we think that that's still

               apparently a preferable way of looking at

               earnings per share across the broad spectrum of

               the analyst community.  While there are timing

               issues that relate to what you can do with the

               capital, we think we have a good track record of

               looking after your capital.  And in the long run

               we think it will find its way to the right home.

                              MR. HARRISON:  Question in the

               back.  Yes, sir?

                              QUESTIONER:  My question relates

               to valuation.  And Mr. Shapiro correctly pointed

               out that investment banking is faster growing

               than the net income spreads.

                              Could you describe the nature of

               your investment banking revenues in more detail

               so that we could understand better how much is






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               sustainable, recurring investment banking

               revenues as opposed to those revenues which are

               available only when the markets are facilitating

               new issue transactions?

                              MR. HARRISON:  Marc, I'm glad you

               are here this morning to answer that question.

                              MR. SHAPIRO:  I think the great

               benefit of this merger is the diversified

               revenue stream.  We have certain key elements,

               including trading which is about $5 billion, and

               M&A which is about $2 billion, and equity

               business which I guess is about a $4 billion

               business.

                              But the point is really in any

               kind of marketplace people need to do

               transactions.  The equity markets may not always

               be the best way to do it.  And when they are

               not, we find that debt markets are more

               attractive, and the leadership position we have

               in debt markets makes it a more attractive

               proposition for us.  We find that people need to

               trade in almost any environment, and so we have






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               found tremendous stability in the growth rate of

               trading revenues over a long period of time.

                              We are not including in any -- to

               any meaningful way significant proprietary

               trading.  There is some in that number.  But not

               a significant percentage of the total revenue.

               Although we think that's an opportunity.  So

               most of it is client driven across a broad

               product set, and one where if any particular

               product is out of favor, we think there is an

               opportunity to move resources and pick up the

               benefit from the other products.

                              MR. HARRISON:  Yes, sir?

                              QUESTIONER:  In the area of

               efficiencies, could you elaborate on that a

               little bit to the extent and what we would be

               looking at in terms of staff reductions,

               divestitures, maybe your thoughts about

               spin-offs?

                              MR. HARRISON:  Let me just take a

               crack at that.

                              The cost saves we have is a






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               billion 5, which I think Marc mentioned.  If we

               look at past experience, it generally breaks

               down a third systems, a third real estate, a

               third people.  We haven't gone exactly through

               that analysis, but it will probably come out

               something like that.  That while the billion 5

               is a big number in the context of our past

               deals, it is very reasonable.  We will get that.

               But this is not about just cost saves, this is a

               revenue story.

                              We don't anticipate any major

               divestitures.  But we have a management team

               that will look hard at strategic positioning,

               and if some business is not meeting its

               strategic fit or returns, we will be very

               disciplined about it.

                              QUESTIONER:  Given that the

               consumer businesses at the combined companies

               are now such a smaller percentage of the

               overall, how strategic do you now view those

               businesses?

                              MR. HARRISON:  You've heard Bill






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               Chase talk about our consumer businesses.  We

               like the financial characteristics of them.  If

               you look back at the last three or four years,

               they have been good.  We have some good

               leadership positions in those businesses. We

               like also the diversity of earnings that the

               consumer businesses give this new broad based

               platform.

                              But we will also continue to look

               at all of our strategic options in all of our

               businesses and try to be strategic and smart

               about how we manage it.  But today we are happy

               with our consumer business.

                              MR. WARNER:  Let me add one thing

               to that, because it's part of the synergy.

                              We have an initiative called

               Morgan Online, which is web-based advice using

               technology.  The challenge for us, we have

               content, we have a product, we have a

               magnificent offering, is how to touch clients.

               And we have been advertising, we have had

               letters and cards from many of you about the






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               quality of it.  And we've been working pretty

               hard.

                              I think Chase touches, in retail,

               not all of the candidates for Morgan Online, but

               30 million people in one way or another.  And if

               we can find base to drive the content of some of

               the things that we have been doing in private,

               mass customize it, segment it into that kind of

               population, this is very, very interesting

               indeed.  I don't want to suggest 30 million plus

               in any way, anyhow, what we target.  But in that

               population there is sure an awful lot of

               segments that we would target.

                              MR. HARRISON:  And also let me

               just quickly relate that comment on consumer to

               the depth of management talent we have in this

               organization today.  David Coulter will be

               working on that, and David is a very strategic,

               analytical, thoughtful kind of person, has no

               bias about the consumer business one way or the

               other.  And I think we will do some interesting

               things, as Sandy said.






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                              MR. SHAPIRO:  Bill, why don't we

               take some questions from the phone before we go

               back to the audience.

                              MR. HARRISON:  Question on line?

                              MODERATOR:   Question coming from

               Mike Mayo of Credit Suisse First Boston.

                              MR. HARRISON:  Question, Mike?

                              Next question on line.

                              MODERATOR:  We will move to the

               next question.  The next question is coming from

               Henry McVeigh of Morgan Stanley.

                              MR. HARRISON:  Henry, are you on?

                              QUESTIONER:   Two questions.

               One, can you just talk about the American

               Century piece.  And two, can you be a little

               more specific on the revenue growth and the

               equity in the M&A.  It sounds like you are

               saying that you've already got critical mass

               there, but I would like to get greater clarity

               on how you grow this, what are your specific

               targets.

                              MR. WARNER:  I will do as I






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               suggested and turn over to Ramon de Oliveira the

               American Century question.

                              We own 45 percent of it, have an

               option to increase that ownership.  It has

               worked exceedingly well.  We have created great

               opportunities and fine contribution between us.

               The investment has performed well.  And I see

               every reason that this will continue.

                              But Ramon, you want to comment?

                              MR. de OLIVEIRA: Not

               particularly, Sandy.

                              MR. WARNER:  It's a great fit.

               It's a great fit here.

                              MR. de OLIVEIRA:  What we have

               with American Century here building into the

               themes that have been described this morning is

               the ability to put the 401(k) platform that has

               been developed in the last two years into a much

               broader corporate segment which has more

               profitable characteristic than the large segment

               that we have been attacking in the last two and

               a half years.  So that's a very important point






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               and a very important synergy for us.

                              Secondly, we have a decision to

               make on our 5 percent in the next few weeks, the

               next couple of months, and we will make that

               decision.  And other than that, it's business as

               usual.

                              MR. HARRISON:  On the M&A and

               equities question, just quickly, M&A, Marc gave

               you some numbers.  I think they sort of speak

               for themselves.  That doesn't mean that's where

               we stop.  But it clearly signals I think to the

               marketplace that we have a leader in the M&A

               practice with huge upside, because of skill set

               that we have and the client base we have.

                              On the public equities side,

               again, Marc went through that, but it's the

               leverage of the client base that we additionally

               bring to the J.P. Morgan private equity -- I

               mean public equity platform.  But also combine

               with Chase H&Q, which is very additive to the

               equity platform, as well as Flemings.  Flemings

               Asia was all about a broad based public equities






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               platform.  And Sandy, you got some calls this

               morning from Asia, they are very excited out

               there, and our people are too about what that

               combination does on the public equities side,

               and the whole complete platform in a very fast

               growing area like Asia.

                              MR. WARNER:  We had absolutely no

               public equity outside of Japan in Asia.  This is

               pure additive, and very exciting for our

               investment banking and other populations there.

                              QUESTIONER:  European M&A,

               neither one is in the top ten.  I guess I'm

               trying to get some clarity on that area, which

               is a fast growing area of the business.

                              MR. HARRISON:  Walter Gubert, can

               you comment on European M&A?

                              MR. GUBERT:  I would say that

               first of all we are very optimistic that the M&A

               market in Europe will continue to be very

               active.  We have a leading position there today.

               And if anything, to be able to concentrate more

               of our effort on that region, which we will now






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               be able to do, is going to help us enormously.

               There is no question in my mind that we have

               been, in the last few years, in a leading

               position in that market.  And if anything, the

               strengthening that this gives us will accelerate

               our pace and strengthen our position in that

               market even further.

                              MR. HARRISON:  I would like to

               add, Walter Gubert, who is chairman of our

               investment banking business, will reside as a

               senior executive in Europe.  And Walter has been

               really been the heart and soul of J.P. Morgan's

               M&A practice.  So I think it's very exciting as

               a talent matter what that could mean.

                              Question in the back?

                              QUESTIONER:  A couple of

               questions.  One, you talked a lot about the

               increase in your client base.  If you would give

               us some scope to that, both on the corporate

               side and on the private bank.

                              And also, what's going to be the

               role of Chase Capital Partners and how will it






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               fold in or how will it work with the Morgan

               portfolio?

                              MR. HARRISON:  Chase Capital

               Partners, let me take that one first, is -- was

               already, probably the largest private equity

               firm in the financial services sector.  And J.P.

               Morgan also had a very good business.  We will

               fold those two together, and again, continue to

               have a world class capability there.

                              In terms of defining clients, I

               can't define exactly today what the client base

               is.  But I think if you look at the client

               base -- I mean, the Chase client base just in

               the United States, I think we had significant

               relationships with 80 percent of the Fortune

               1,000.  And J.P. Morgan's got extraordinary

               client relationships around the world.  We will

               get some more numbers for you at some point.

               But I think you will see that when you add those

               two together, I don't think any firm will have a

               broader, deeper client relationship than this

               new firm will.  And that is very leverageable






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               from a revenue perspective.

                              MR. WARNER:  It's almost as

               simple as taking our content and capabilities

               and bolting it on to the very comparable and

               compatible, not overlapping, content and

               capabilities of Chase and driving it through

               Chase's much larger product platform.  And the

               results, as Bill suggests, are much more than

               one plus one equalling two.

                              MR. HARRISON:  Yes, sir?

                             QUESTIONER: Thank you.

               Congratulations to all of you.

                              Both firms have done a lot of

               work in recent years in building management

               information systems to support your risk

               management and the creation of shareholder

               value.  Could you address the issue of

               integrating those systems, how long it's likely

               to take, and have you figured out how you are

               going to go about this, put one firm on the

               other's systems or build a new one?

                              MR. HARRISON:  The technology






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               goes under Mr. Shapiro.  Let him answer that

               question.

                              MR. SHAPIRO:  Well, the good news

               here is that both firms have a great reputations

               in risk management and strong systems.  What

               normally happens in a situation like that is

               that each firm has different strengths.  In

               other words, we may have a particularly good

               system for FX and FX derivatives, and they may

               have a particularly good system for credit

               derivatives.  And what you do is you simply pick

               the best system, and then try to feed all those

               into a central client system so you can

               understand your exposures.  I think we are both

               totally in sympathy in terms of what we want out

               of the systems, and it's simply a question of

               trying to pick the best.

                              There is a large cost avoidance

               problem here, either in trying to build

               capabilities separately that we can now do

               jointly, or in trying to fix some of the major

               system deficiencies that we had that we are






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               finding out that they have very, the other side

               has very good systems in.

                              So it's a review that will take

               about six weeks to two months to decide what to

               do, and then it's simply a question of once

               you've decided that, then you have to build the

               conversion capability to go to the new systems.

                              QUESTIONER:  Are you far enough

               along yet to know what the sort of time frame

               you will have for the total process?

                              MR. SHAPIRO:  No.  Based on our

               previous experience, though, on the wholesale

               side, my guess is it will be a little more than

               a year, somewhere between a year and 18 months

               after closing to be totally complete on it.  In

               the interim, of course, no question we will have

               the risk controls, because we both have strong

               risk control systems.

                              MR. HARRISON:  Question in the

               front?

                              QUESTIONER:  Have you worked

               through how you are going to integrate your






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               trading operations, and in particular should we

               just add the two values at risk of the two

               independent companies and assume that's the kind

               of risk parameters you are going to have going

               forward?

                              MR. HARRISON:  Everybody jump in.

                              That's an important question from

               both a risk and a revenue opportunity

               perspective.  But as a revenue matter, what we

               like, as we've gotten more into it, is how

               complementary most of our trading activities are

               with each other.  Marc got into that a little

               bit.  So we have sorted out the management of

               that, which is very, very important.  And we

               think that one and one here could -- is going to

               be greater than two.  We don't think we will

               lose revenue, we think it will be very

               significant.

                              MR. SHAPIRO:  Don Layton is here.

               Don, I wonder if you would comment on how the

               combined value at risk versus revenue will shake

               out.






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                              MR. LAYTON:  To keep the base of

               the operations going as they are, it should be

               fairly easy to have a modest reduction of the

               combination of the risk.  Almost mathematically

               in combining the flows, you will have one plus

               one is less than two on the risk side.  Then

               it's a judgment call given our capital growth

               and such how much we do or do not wish to take

               the risk up from there to expand the business.

               But per dollar of revenue, the risk should go

               down because we will have more scale and

               diversification.

                              MR. HARRISON:  Maybe an on line

               question.  Anybody on line would like to ask a

               question?

                              MODERATOR:   Our next question is

               coming from Gary Mondowski of Solomon Smith

               Barney.

                              QUESTIONER:  Good morning.

                              Can you determine a little bit

               more fully on overlap in the fixed income arena

               where at least at first glance one would expect






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               that there would be a substantial amount and

               that there might be some cost cutting there?

                              And if you could also comment a

               little bit on how you plan to go about

               integrating Flemings and H&Q with the investment

               banking and equity platforms of J.P. Morgan?

                              And also a little bit more about

               how you could -- whether you are considering

               moving to more of a mass affluent and online

               business in asset management and whether you

               could take that to Europe?

                              MR. HARRISON:  Any more questions

               you want to add to that?

                              QUESTIONER:   That will do it,

               thanks.

                              MR. HARRISON:  Let me take a

               quick shot at how we are going to organize fixed

               income.  We two outstanding people, Don Wilson

               from the Chase side and Bill Winters from the

               J.P. Morgan side.  We have already structured

               that arrangement, the will co-head fixed income

               with their primary responsibilities.  When you






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               look at the components of that whole fixed

               income group they will run, on the derivatives

               side, J.P. Morgan, is very strong in structured,

               exotic, creative derivatives.  We had more of a

               plain vanilla derivative business.  Both high

               margin businesses and growth businesses the way

               we run them.  So we don't see a lot of overlap

               there in any material way.

                              High yield, not an awful lot of

               overlap.

                              In terms of U.S. investment grade

               and investment grade fixed income, Chase tended

               to be a little bit bigger in the United States,

               J.P. Morgan was bigger in Europe.  That makes --

               that's very complementary.  So again, we don't

               see, there will be some cost synergies there,

               but we see that as a revenue line in a very

               positive way.

                             Then we will have loan

               syndications also under that group.  And again,

               everybody knows Chase's position in that.  J.P.

               Morgan was also not insignificant in that.  So I






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               think that looks quite good.

                              MR. WARNER:  Hambrecht & Quist

               and Flemings.

                              MR. HARRISON:  We've sort of

               already talked about that, but H&Q is very

               complementary, both as a banking matter and as a

               client matter and as a public equity matter, as

               I've already commented.  It's hugely

               complementary to what J.P. Morgan was doing.  As

               is Flemings Asia, both have an asset management

               perspective and a public equity perspective.  We

               are just very excited about that.  That's one of

               the reasons Sandy said earlier that that changed

               the way he was looking at us versus a year or so

               ago.

                              MR. WARNER:  To answer the

               question of the affluent markets, and the

               expansion of the online, yes, yes and yes.

                              QUESTIONER:  How quickly do you

               think you could begin to roll that out in

               Europe?

                              MR. WARNER:  A lot quicker than






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               we could have yesterday.

                             QUESTIONER: Thank you.

                              QUESTIONER:  Question for

               Mr. Shapiro.  Have you discussed how you are

               going to be allocated the premium over book that

               for J.P. Morgan within the organization after

               the deal is closed, and specifically what would

               the impact with on SVA moving forward, I assume

               they would be depressed in the short term?

                              MR. HARRISON:  The impact on SVA

               is negative in the short run, of course, because

               if you look at the simple math, 35 billion times

               13 percent requires more earnings than we are

               going to generate in the first year.  On the

               other hand, it is very clear to us from running

               discounted projected models, that it is SVA

               positive over a relatively short period of time.

                              We haven't gotten to the exact

               allocation of the capital that's associated with

               that, but of course we know where the main

               synergies are, which are in asset management and

               investment banking and trading.  And clearly we






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               believe that in terms of the utilization of our

               capital, this is the best possible transaction

               we could have made, looking at the alternative

               being investments that we would have had to make

               on our own to build up the revenue streams that

               we think are now available to us.  So we are

               very comfortable with the return on capital,

               although it is not a -- not positive in the very

               short run.

                              QUESTIONER:  Could you, if you

               could, elaborate on the revenue synergies, a

               billion before associated with expenses, it's a

               big round number.  How confident are you in that

               or how much detailed work has gone into that?

               Can you build up from where you expect to get

               those kinds of additional revenues?

                              MR. HARRISON:  We spent a fair

               amount of time on this.  It's an art, not a

               science, again.  But I don't know, Marc, if you

               have anything to add to that.

                              MR. SHAPIRO:  I think primarily

               it's equities, and equity derivatives.  The






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               second area would be M&A.  The third area would

               be asset management, taking the best funds and

               taking advantage of the distribution patterns

               that each of us have.  The capacity to

               distribute the Fleming funds more broadly in the

               U.S., the capability to distribute our U.S.

               funds from both sides more broadly in Europe and

               Asia.  I think those are the three big players.

                              We did not assume any gain or

               loss in the primary trading businesses,

               nonequity trading businesses, although our

               experience has been in every other merger that

               it was strongly positive.

                              MR. HARRISON:  We probably have

               time for one or two other questions.

                              One on line question?

                              MODERATOR:  Our next question is

               coming from Jeff Feinberg of JLS asset

               management.

                              MR. HARRISON:  Hello, Jeff.

                              QUESTIONER:  I was wondering if

               you guys could talk about potential of bringing






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               in the processing of JPM's mutual fund and

               institutional business, how could Global

               Services do it, and the potential costs of doing

               that?

                              MR. SHAPIRO:  We've looked at the

               fact that J.P. Morgan is a significant

               outsourcer, and in some ways existing customer

               of Chase.  But in some ways a lot of that

               business has been directed elsewhere.  We will

               have an opportunity to bring that in-house, it

               will create some synergies.  It wasn't a big

               factor in the transaction.  But this is probably

               not the best day for those competitors who were

               deriving revenue from that source of business.

                              MR. HARRISON:  One more question

               here.  Yes?

                              QUESTIONER:  Good afternoon.

                              I was wondering, you kind of

               alluded in the charge that there was going to be

               money set aside for key personnel.  I was

               wondering if maybe you could kind of tell us a

               little bit about the retention pool that's going






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               to be set up and the structure of it.

                              And maybe a second question,

               given the differences in how the derivative

               businesses are set up, both operationally and

               products, what you think the time frame is going

               to be for you being able to sell those higher

               valued, higher structured products to the Chase

               customer base.

                              MR. HARRISON:  Let me comment on

               the first part of the question.  Which was,

               excuse me?

                              MR. WARNER:  Retention.

                              MR. HARRISON:  The retention

               issue is a very, very important one in this

               marketplace.  And in the 2.8 billion costs that

               we have associated with this, in that number we

               have ample money set aside, we think, to protect

               aggressively our best people, and we plan to do

               that.  But we will not announce a detailed

               retention program that you would see.  But we

               plan to aggressively defend our people.  We, as

               I said earlier, will start today with the top






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               management team in place talking about division

               and what this can do for our clients and our

               employees.

                              And I think it will be a

               wonderful place to not only retain our key

               people, but to attract the best and brightest in

               the world in the future.  So we will attack this

               aggressively and smartly from a financial

               perspective, and I think we can do it.

                              MR. SHAPIRO:  With regard to how

               fast the equity derivative revenue could be

               driven up, I would be shocked if there were not

               some equity derivative trader in Morgan today

               who hadn't already called to find out what

               clients he could have access to.

                              MR. HARRISON:  Let me just say on

               behalf of Sandy and Marc and all the management

               team here, how excited we are, again, about the

               potential growth story.  We appreciate you

               coming.  And I think if you will spend the time

               with us to understand the content of this, give

               us credit for being good merger integrators,






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               this is a very exciting story.

                              Thanks for being with us.

                              (Applause.)












































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                                 C E R T I F I C A T E

               STATE OF NEW YORK   )

                                      : ss.

               COUNTY OF NEW YORK  )



                           I, ERIC J. FINZ, a Shorthand

               Reporter and Notary Public within and for the

               State of New York, do hereby certify that the

               foregoing proceedings were taken before me on

               September 13, 2000;

                           That the within transcript is a true

               record of said proceedings;

                           That I am not connected by blood or

               marriage with any of the parties herein nor

               interested directly or indirectly in the matter

               in controversy, nor am I in the employ of the

               counsel.

                           IN WITNESS WHEREOF, I have hereunto

               set my hand this ____ day of ____________, 2000.



                                    --------------------------

                                             ERIC J. FINZ






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